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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Life Financial Corporation and Subsidiaries

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 15, 2002 with respect to the consolidated financial statements of Life Financial Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Vavrinek, Trine, Day & Co., LLP Vavrinek, Trine, Day & Co., LLP Certified Public Accountants Rancho Cucamonga, California March 27, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS